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                                                                   Exhibit 10.19

Nikhil Sinha, Paul H. Bristow, Steven F. Coleman and Colleen McKeown Adstedt have entered into Change in Control Agreements which, as amended (see, Exhibits
10.29 and 10.30 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000), are substantially identical in all material respects to the agreement with Mr. Finch that is incorporated by reference as Exhibit 10.18 to this Annual Report on Form 10-K. John A. Blanchard III has also entered into a Change in Control Agreement that is substantially identical in all material respects to the agreement with Mr. Finch.